EXHIBIT 99.1

                       IN THE UNITED STATES DISTRICT COURT
                       FOR THE NORTHERN DISTRICT OF TEXAS
                                 DALLAS DIVISION

MOTIENT CORPORATION,                                  ss.
                                                      ss.
                  Plaintiff,                          ss.
                                                      ss.
v.                                                    ss.       CIVIL ACTION NO.
                                                      ss.        3:05-CV-02070-P
JAMES D. DONDERO, HIGHLAND CAPITAL MANAGEMENT LP,     ss.
STRAND ADVISORS, INC., PROSPECT STREET HIGH INCOME    ss.
PORTFOLIO, INC., PROSPECT STREET INCOME SHARES, INC., ss.
HIGHLAND LEGACY LIMITED, HIGHLAND CRUSADER OFFSHORE   ss.
PARTNERS, L.P., PAMCO CAYMAN, LTD., HIGHLAND EQUITY   ss.
FOCUS FUND, LP, HIGHLAND SELECT EQUITY FUND, LP,      ss.
HIGHLAND CAPITAL MANAGEMENT SERVICES, INC.,           ss.
                                                      ss.
                  Defendants.                         ss.
                                                      ss.
                                                      ss.

                       PLAINTIFF'S FIRST AMENDED COMPLAINT
                       -----------------------------------

     Plaintiff Motient Corporation ("Motient" or "Plaintiff") hereby files this First Amended Complaint against Defendant James D. Dondero ("Dondero"), and Defendants Highland Capital Management, L.P. ("Highland"), Strand Advisors, Inc. ("Strand"), Prospect Street High Income Portfolio, Inc. ("Prospect Street High Income"), Prospect Street Income Shares, Inc. ("Prospect Street Income"), Highland Legacy Limited ("Highland Legacy"), Highland Crusader Offshore Partners, L.P. ("Highland Crusader"), PAMCO Cayman, Ltd. ("PAMCO"), Highland Equity Focus Fund, L.P. ("Highland Equity"), Highland Select Equity Fund, LP ("Highland Select"), and Highland Capital Management Services, Inc. ("Highland Services") (collectively, the "Dondero Affiliates" or "Affiliates," and together with Dondero, "Defendants") and respectfully alleges, upon knowledge as to itself and its own acts and otherwise upon information and belief, as follows:

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                                  INTRODUCTION
                                  ------------

     1. This action arises out of the improper attempts of James Dondero--a large shareholder and self-interested director of Motient--on behalf of himself and all of the Dondero Affiliates for which he serves as President or "ultimate parent entity," to persuade Motient's shareholders to cede control of Motient to Dondero through false, misleading, and incomplete public statements. By undertaking this conduct, Defendants have violated numerous provisions of the Securities Exchange Act of 1934 (the "Exchange Act"), including Sections 13(d), 15 U.S.C. ss. 78m(d), and 14(a), 15 U.S.C. ss. 78n(a), and the rules promulgated thereunder, which respectively govern beneficial ownership of more than five percent of an issuer's registered equity securities and the solicitation of proxies. Section 13(d) is designed to provide shareholders and the investing public with full and accurate disclosure of relevant, accurate, and material information concerning large shareholders. Similarly, Section 14(a) and the proxy solicitation rules promulgated thereunder are designed to protect shareholders from solicitation for votes by the dissemination of false or misleading information. Such rules also establish mandatory procedures and requirements for anyone--including a shareholder and dissident director such as Dondero, as well as his Affiliates--who seeks to induce action by other shareholders.

     2. To further his own selfish ends (namely, to gain a controlling ownership interest in Motient), Dondero himself, and through his control over the Dondero Affiliates, has embarked upon a course of action that is designed to artificially depress the price of Motient stock. As part of Defendants'

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undisclosed scheme, they made numerous improper Schedule 13D/A filings
(collectively referred to as the "13D Amendments"). These filings contain numerous false statements and exaggerations and do not disclose material information that needs to be disclosed in light of other statements made therein. These improper 13D Amendments are also designed to improperly influence the vote by Motient shareholders on critical corporate transactions and therefore constitute disguised proxy solicitations.

     3. As a result of Dondero's and his Affiliates' unlawful attempts to influence the decisions of Motient's shareholders with respect to significant corporate matters, Motient and its shareholders have suffered irreparable injury, for which there is no adequate remedy at law. Moreover, as long as the 13D Amendments remain uncorrected, Motient and its shareholders will continue to suffer irreparable injury for which there is no adequate remedy at law. Accordingly, Motient brings this action seeking, inter alia, (i) a declaration that Defendants' conduct violates Sections 13(d) and 14(a) of the Exchange Act and the rules promulgated thereunder, (ii) an order that Defendants immediately amend the 13D Amendments to correct any false and misleading statements, and
(iii) injunctive relief preventing Defendants from taking further actions to purchase or sell Motient securities, or solicit shareholder votes on Motient corporate transactions prior to making the accurate and complete amendments and disclosures required by Section 13(d) of the Exchange Act and the rules promulgated thereunder and/or Section 14(a) of the Exchange Act and the rules promulgated thereunder, until a reasonable period of time after Defendants have filed an amended Schedule 13D and other filings making accurate and complete disclosures.

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                                     PARTIES
                                     -------

     4. Motient. Motient, a Delaware corporation with its principal place of business in Illinois, is a nationwide provider of terrestrial wireless data solutions for Fortune 500 and other companies.

     5. Dondero. Defendant James D. Dondero is a citizen of the State of Texas and, on information and belief, resides in Dallas County, Texas. Dondero was served with process in this action by delivering a copy of the summons, with a copy of the original complaint attached thereto, to his designated place of business: James Dondero, Highland Capital Management, L.P., 13455 Noel Road, Suite 1300, Dallas, Texas 75240.

     6. Highland Capital Management, L.P. Defendant Highland Capital Management, L.P. is a Delaware limited partnership with its principal place of business in Dallas, Texas. Highland Capital Management, L.P.'s general partner is Strand Advisors, Inc. Defendant Highland Capital Management, L.P. can be served with process in this action by delivering a copy of the summons, with a copy of the complaint attached thereto, to its registered agent for service of process:
James Dondero, Highland Capital Management, L.P., 13455 Noel Road, Suite 1300, Dallas, Texas 75240.

     7. Strand Advisors, Inc. Defendant Strand Advisors, Inc. is a Delaware corporation with its principal place of business in Dallas, Texas. Defendant Strand Advisors, Inc. can be served with process in this action by delivering a copy of the summons, with a copy of the complaint attached thereto, to its registered agent for service of process: James Dondero, 13455 Noel Road, Suite 1300, Dallas, Texas 75240.

     8. Prospect Street High Income Portfolio, Inc. Defendant Prospect Street High Income Portfolio, Inc. is a Maryland corporation with its principal place

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of business in Dallas, Texas. Defendant Prospect Street High Income Portfolio,
Inc. can be served with process in this action by delivering a copy of the summons, with a copy of the complaint attached thereto to its registered agent for service of process: James Dondero, 13455 Noel Road, Suite 1300, Dallas, Texas 75240.

     9. Prospect Street Income Shares, Inc. Defendant Prospect Street Income Shares Inc. is a Maryland corporation with its principal place of business in Maryland. Defendant Prospect Street Income Shares, Inc. can be served with process in this action by delivering a copy of the summons, with a copy of the complaint attached thereto, to its president: James Dondero, 13455 Noel Road, Suite 1300, Dallas, Texas 75240.

     10. Highland Legacy Limited. Defendant Highland Legacy Limited is a Cayman Islands limited partnership with its principal place of business in the Cayman Islands. Highland Legacy Limited's general partner is QSPV Limited, also a Cayman Islands limited partnership. Defendant Highland Capital Management, L.P., exercises all voting and dispositive powers with respect to Highland Legacy Limited's Motient shares. Upon information and belief, Defendant Highland Legacy Limited can be served with process in this action by delivering a copy of the summons, with a copy of the complaint attached thereto, to the registered agent for service of process for Highland Capital Management, L.P.: James Dondero, Highland Capital Management, L.P., 13455 Noel Road, Suite 1300, Dallas, Texas 75240.

     11. Highland Crusader Offshore Partners LP. Defendant Highland Crusader Offshore Partners LP is a Bermuda limited partnership with its principal place of business in Dallas, Texas. Defendant Highland Crusader Offshore Partners LP's general partner is Highland Capital Management, L.P. Defendant Highland Crusader Offshore Partners LP can be served with process in this action by delivering a copy of the summons, with a copy of the complaint attached thereto, to the registered agent for service of process for its general partner, Highland Capital Management, L.P.: James Dondero, Highland Capital Management, L.P., 13455 Noel Road, Suite 1300, Dallas, Texas 75240.

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     12. PAMCO Cayman, Ltd. Defendant PAMCO Cayman, Ltd. is a Cayman Islands
limited partnership with its principal place of business in the Cayman Islands. PAMCO Cayman, Ltd.'s general partner is QSPV Limited, also a Cayman Islands limited partnership. Defendant Highland exercises all voting and dispositive powers with respect to PAMCO Cayman Ltd.'s Motient shares. Upon information and belief, Defendant PAMCO Cayman Ltd. can be served with process in this action by delivering a copy of the summons, with a copy of the complaint attached thereto, to the registered agent for service of process for Highland Capital Management,
L.P.: James Dondero, Highland Capital Management, L.P., 13455 Noel Road, Suite 1300, Dallas, Texas 75240.

     13. Highland Equity Focus Fund, LP. Defendant Highland Equity Focus Fund, LP is a Delaware limited partnership with its principal place of business in Dallas, Texas. Highland Capital Management, L.P. is Highland Equity Focus Fund's general partner. Defendant Highland Equity Focus Fund, LP can be served with process in this action by delivering a copy of the summons, with a copy of the complaint attached thereto, to the registered agent for service of process for its general partner, Highland Capital Management, L.P.: James Dondero, Highland Capital Management, L.P., 13455 Noel Road, Suite 1300, Dallas, Texas 75240.

     14. Highland Select Equity Fund, LP. Defendant Highland Select Equity Fund, LP is a Delaware limited partnership with its principal place of business in Dallas, Texas. Upon information and belief, Highland Capital Management, L.P. is Highland Select Equity Fund, LP's general partner. Upon information and belief, Defendant Highland Select Equity Fund, LP can be served with process in this

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action by delivering a copy of the summons, with a copy of the complaint attached thereto, to the registered agent for service of process for its general partner, Highland Capital Management, L.P.: James Dondero, Highland Capital Management, L.P., 13455 Noel Road, Suite 1300, Dallas, Texas 75240.

     15. Highland Capital Management Services, Inc. Defendant Highland Capital Management Services, Inc. is a Delaware corporation with its principal place of business in Dallas, Texas. Defendant Highland Capital Management Services, Inc. can be served with process in this action by delivering a copy of the summons, with a copy of the complaint attached thereto, to its registered agent for service of process: James Dondero, 13455 Noel Road, Suite 1300, Dallas, Texas 75240.

                             JURISDICTION AND VENUE
                             ----------------------

     16. The claims asserted herein arise under Section 13(d), 15 U.S.C. ss. 78m(d) and Section 14(a), 15 U.S.C. ss. 78n(a) of the Exchange Act and the rules and regulations promulgated thereunder. Accordingly, this Court has federal question jurisdiction over the action pursuant to 15 U.S.C. ss. 78aa and 28 U.S.C. ss. 1331.

     17. Venue is proper in this judicial district pursuant to 28 U.S.C. ss. 1391 and 15 U.S.C. ss. 78aa. The claims asserted herein arose in this District, and one or more of the acts and transactions complained of have occurred, are occurring, and unless enjoined, will continue to occur in this District.

     18. This Court has personal jurisdiction over Defendants because Defendants are citizens of the State of Texas or transact business within the State of Texas, and the acts giving rise to this lawsuit occurred in and were directed from Highland's principal place of business in Dallas, Texas.

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     19. There is an actual controversy between the parties as to which declaratory judgment is appropriate.

                               FACTUAL BACKGROUND
                               ------------------

     20. Motient's Busine* Motient is one of the oldest and most respected wireless data providers in the nation. By, among other things, providing access to multiple networks platforms, Motient simplifies the wireless experience for application providers, hardware vendors, and customers.

     21. Motient's Interest in TerreStar and MSV. Motient is also the controlling shareholder of TerreStar Networks Inc. ("TerreStar"), a development-phase satellite communications company, and a minority shareholder of Mobile Satellite Ventures, LP ("MSV"), an established satellite communications company. TerreStar and MSV are both in the process of developing next-generation hybrid networks that plan to provide ubiquitous wireless service by integrating land-based towers and powerful satellites. These new networks will deliver services to standard wireless devices everywhere in North America.

     22. Motient's Board. Motient's Board of Directors (the "Board") is comprised of seven members. Such members have backgrounds in a number of industries, including communications, law, and banking and lending. Collectively, they bring to Motient many years of experience as company executives and members of various other boards of directors.

     23. Dondero's Busine* Although Dondero also serves as a member of Motient's Board, Dondero's primary business is acting as President of Highland. In addition to serving as Highland's President, Dondero is also Highland's majority (75%) owner and the sole director and shareholder of Highland's general partner, Strand Advisors. Highland also acts as the general partner of and/or manages several subsidiary investment funds, including the Dondero Affiliates. Dondero is also designated as the "ultimate parent entity" for all the Dondero Affiliates. As a result, Dondero's actions are imputed to, inter alia, the Dondero Affiliates that he controls.

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     24. Highland describes itself as a "distressed investment manager" and further describes its business as "brandish[ing] its saber on a financial crusade that focuses on credit and special situation investing." Highland claims to manage more than $14 billion in assets and has been referenced in at least one trade publication as the world's second biggest manager of leveraged loans.

     25. Prior to 2002, through one or more of the Dondero Affiliates, Dondero purchased approximately $33 million (face value), or approximately ten percent, of Motient's outstanding high-yield debt. Shortly thereafter, because of an inability to pay interest on its high-yield debt, Motient filed for bankruptcy protection and underwent a reorganization. In 2002, as part of Motient's reorganization, Dondero's debt investment in Motient was converted to equity and Dondero was named to Motient's Board. Since then, Dondero has grown increasingly hostile to Motient's Board and management.

     26. As reflected in the original 13D filed by certain Defendants on June 10, 2002 (the "Original 13D"), and the 13D Amendments thereto, each of the Defendants is a member of a group that beneficially owns in excess of five percent of Motient's common stock. Defendants Dondero, Highland, Strand, Prospect Street High Income, Prospect Street Income, Highland Legacy, and PAMCO have been members of this group (the "13D Group") since the filing of the Original 13D. Defendant Highland Crusader joined the 13D Group pursuant to an amendment to the Original 13D filed on October 20, 2003 ("Amendment 1"). Defendant Highland Equity joined the 13D Group pursuant to an amendment to the Original 13D filed on July 12, 2004 ("Amendment 2"). Defendants Highland Select and Highland Services both joined the 13D Group in an amendment to the Original 13D filed on April 19, 2005 ("Amendment 4").

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     27. In their recent 13D Amendments, Dondero and the Dondero Affiliates have made a number of public statements disparaging Motient's Board and management in an apparent effort to sway Motient's shareholders to support Dondero's misguided efforts to gain control of Motient. For example, in an amendment to their
Schedule 13D, filed on September 7, 2005 ("Amendment 5"), Defendants made materially false and misleading statements regarding several members of Motient's Board and management--accusing them of improper conduct including self-dealing and breaching their fiduciary duties. In Amendment 5, Defendants also expressly urged Motient's shareholders to "take [Dondero's] concerns into account when considering any future proposals by Motient's Board of Directors."

     28. On September 29, 2005, in another amendment to the Schedule 13D ("Amendment 6"), Defendants disparaged Motient's management and Board, and made false statements about a proposed transaction that was approved by all Board members except Dondero. The transaction at issue involves an opportunity to consolidate or "roll-up" MSV and TerreStar into Motient (the "Roll-Up Transaction"), which, after careful consideration, was unanimously approved by all of Motient's Board members except Dondero.

     29. In Amendment 6, Defendants accused Motient's management of, among other things, engaging in a "scheme to undercut the value of Motient to its current stockholders and to line the pockets of certain insiders and fiduciaries through transactions that are not arm's length and that involve conflicts of interest, self-dealing and breaches of fiduciary duties." Such statements are objectively false, as verified by a recent comprehensive, independent investigation conducted by the Board's audit committee and independent counsel. Defendants have not disclosed in their 13D Amendments the results of this comprehensive investigation.

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     30. Amendment 6 also concluded that "it is evident that the proposed transaction is a bad deal for Motient and its stockholders." Amendment 6 further states, in part:

          The proposed deal impliedly values the combined L-Band at approximately $2.7 billion (or approximately $0.40 MHz POP, according to industry publications) and the combined S-Band at approximately $0.5 billion (or approximately $0.22 MHz POP, according to industry publications). We believe, however, that based upon our review of market comparables and industry data the valuation above significantly overvalues the L-Band and significantly undervalues the S-Band. Given that Motient currently owns approximately 61% of the S-Band and approximately 49% of the L-Band, we believe that the inaccurate valuation described above will result in dramatically skewed exchange ratios among the parties in the proposed transaction. Specifically, we believe that the excess Motient shares provided to MSV stockholders in the proposed transaction will materially and irreparably dilute existing Motient stockholders and, at the same time, in value and potential appreciation to MSV stockholders. Moreover, the proposed issuance of approximately 93 million shares of Motient Common Stock represents a greater number of shares than are currently outstanding (approximately 71 million shares), and thus effectively results in a sale of a majority interest of the company at a disadvantageous price to Motient's existing stockholders.

          Be advised that Highland has retained a valuation firm that recently testified before Congress regarding the value of spectrum. Their preliminary analysis indicates that the L-Band is a less valuable spectrum than the S-Band because of potential interference and other technical considerations. Thus, if the S-Band and L-Band were properly valued and the exchange ratios were set accordingly, following the transaction, we believe that current Motient stockholders, not MSV stockholders, would obtain control of the combined companies because of their current large ownership position in the S-Band. Instead, current Motient stockholders would own approximately 43% or less of the combined entities. We believe that such a transaction could not be in the best interests of existing Motient stockholders.

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          In addition, the 8-K raises the following questions: Why is Motient willing to give up majority control of the S-Band, which is its most valuable and liquid asset, at a low valuation in a transaction in which it will become a minority stockholder in a new company that it will not control? This is even stranger given that the Form 8-K and press release state that the new company intends to then spin-off the S-Band assets to Motient stockholders. The net of the proposal will be that before the proposed transaction, Motient stockholders would own approximately 61% of the S-Band; after the deal, they will own approximately 43% or less of the S-Band, which interest would then be spun off to Motient stockholders. Why is Motient willing to pay a premium to MSV for the L-Band when MSV has no audited financials and no access to the public markets other than through Motient? Does the fact that Jared Abbruzzese and Gerald Kittner are directors of MSV's general partner play any role in this decision? Is this another conflict of interest? Both Abbruzzese and Kittner are defendants in Highland's lawsuit filed on behalf of Motient that accuses them of prior conflicts of interest, self-dealing and breaches of fiduciary duty. Is this more of the same? Why doesn't Motient explore a transaction that truly does simplify the ownership structure of the L-Band and S-Band (its supposed purpose), such as selling the L-Band to MSV at the value implied by the proposed deal and buying the minority S-Band interests at the implied value?

     31. These statements are materially false and misleading. For example, Defendants' supposed implied valuations of the combined L-Band and S-Band are inconsistent with the actual valuations placed on the two assets by Motient's management and consultants and shared with Dondero at Board meetings. Defendants' claim that the Roll-Up Transaction would "transfer hundreds of millions of dollars in value and potential appreciation to MSV stockholders" is insupportable even under the valuations submitted to the Board by Defendants' hired consultant. Defendants' hired consultant did not determine or report--as asserted--that the L-Band is inherently less valuable than the S-Band, whether because of interference or otherwise. If the Roll-Up Transaction is approved and consummated, Motient's current shareholders will still own a majority of Motient's capital stock, rather than 43% as Defendants claim. Also, MSV does in fact have audited financial statements, as even Defendants have been forced to admit in a subsequent filing (See Amendment 8, as defined below) with the SEC.

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     32. On October 11, 2005, Defendants filed another amendment to the Schedule
13D ("Amendment 7"). In Amendment 7, Defendants continued to make materially false and misleading statements to Motient's shareholders. Specifically, Amendment 7 accused Motient's management and Board of a lack of "robust evaluation and due diligence" in connection with Motient's decision to recommend the proposed Roll-Up Transaction to its shareholders. Additionally, Amendment 7 stated that "management has not provided any analysis or support for its decisions to pursue the transaction or the valuations used therein," and that "Highland is not aware that the company has conducted proper due diligence, including (i) the solicitation and receipt of third party valuations, relating to the pricing of its three primary assets (MSV, TerreStar, or Motient's existing operations) . . . ." Such statements are objectively and materially false and misleading. In fact, Motient's management and Board have engaged in, and are continuing to engage in, an extensive and thorough evaluation of the proposed Roll-Up Transaction, including engaging financial advisors and other consultants, and inviting Dondero, his analysts, and his hired consultants to present their opinions and views to the Board, and giving careful consideration thereto. Motient's management has provided the Board--including Dondero--with detailed analyses and support for its recommendation of the Roll-Up Transaction. As a board member, Dondero, and thus his Affiliates, are aware of the process that the Board has followed and the information that Motient's management has provided to the Board in support of the proposed Roll-Up Transaction. Indeed, Dondero has made his own presentation to the executive committee of the Board with his hired consultants.

     33. Amendment 7 also is materially incomplete and misleading because it states that (i) Highland's outside consultants have concluded that "the valuation of the transaction favors the non-Motient holders of MSV and not the Motient stockholders," (ii) the proposed Roll-Up Transaction "undervalues

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TerreStar and overvalues MSV," and (iii) "the deal, as currently structured, is detrimental to existing Motient shareholders." Amendment 7 further purports to warn Motient shareholders that "[t]he proposed `roll-up' that values the S-Band at a 45% discount to the L-Band significantly skews economics in favor of MSV shareholders versus existing Motient shareholders," and that Motient's evaluation of the proposed MSV Roll-Up "is being controlled by persons with interests that are not aligned with those of [Motient] stockholders." Such statements are incomplete and misleading because they fail to disclose that Motient has worked with independent financial advisors and consultants when structuring this transaction. Such advisors and consultants provided analyses that support the economics of the transaction and the fairness to Motient shareholders.

     34. Further, Amendment 7 stated that "management did not update its valuations for Motient's primary assets: its ownership interests in TerreStar, MSV, and existing operations." Such statement is objectively and materially false and misleading, because, in fact, Motient's management based its valuations on actual market transactions and the actual market trading price of the companies involved in such transactions. Defendants were fully aware of this at the time they filed their Amendment 7. In addition, Motient's management has prepared multiple sensitivity analyses showing the impact on the total consideration that Motient would pay to effectuate the Roll-Up Transaction, assuming different values for these assets. Defendants are aware of these sensitivity analyses, but improperly have not disclosed their existence in their 13D Amendments. Even assuming Defendants' valuations are correct, they have failed to disclose that the actual impact on the ultimate Roll-up Transaction consideration would be immaterial.

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     35. Amendment 7 also made the materially misleading statement that, "[a]t a minimum, management should be able to explain why it did not use the current market valuation for ICO North American, which would value TerreStar at $1.4Bn .
.. . ." In fact, the consultants retained by Motient did explain that this valuation (i) is currently overstated given changing market prices, and (ii) does not account for the differences between the actual businesses holding the S-band licenses/authorizations. Defendants' statement also was misleading and incomplete because it fails to indicate that the actual impact on the ultimate Roll-up Transaction consideration would be immaterial.

     36. Amendment 7 further stated that Defendants are considering seeking "possible changes in the present Board of Directors and management of the Company." Thus, it is clear that Defendants are improperly using their false and misleading 13D Amendments in support of Dondero's attempt to marshal shareholder opposition to the Roll-Up Transaction (and attempted to do the same with respect to an exchange offer that Motient recently completed), to obtain votes to remove Motient's other directors, and to obtain control of Motient. As such, each of Defendants' false and misleading 13D Amendments not only violates Section 13(d) of the Exchange Act and the rules promulgated thereunder, but also constitutes improper, disguised proxy solicitations under Section 14(a) of the Exchange Act and the rules promulgated thereunder.

     37. On October 14, 2005, Defendants filed another amendment to the SEC
Schedule 13D ("Amendment 8"). Amendment 8 accused Motient's audit committee of failing to conduct a proper investigation into, in Dondero's words, "various allegations that I have asserted against other Board members, consultants to Motient and third parties" concerning "the apparent conflicts of interest, fiduciary lapses and excessive payments that are sprinkled throughout this

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company's history over the past two years" and referred to the audit committee as a "kangaroo court." Such statements are materially false and misleading. In fact, Motient's audit committee spent substantial time and incurred significant expense in retaining independent outside counsel to investigate Defendants' unfounded allegations. Dondero, and thus his Affiliates, are aware of the audit committee's careful efforts to thoroughly investigate Defendants' claims, in part because of the committee's repeated--and unsuccessful--requests that Dondero substantiate such claims.

     38. Moreover, Amendment 8 makes false and misleading statements regarding the Board's separate investigation into Dondero's recent, unsanctioned telephone calls to major Motient investors as a meritless "half-baked investigation." Dondero -- who has admitted initiating calls to Motient shareholders and discussing the Roll-Up Transaction with such shareholders prior to such information being publicly released by Motient -- is aware that the separate investigation by Motient's nominating committee into Dondero's conduct is a serious one, hindered only by his continuing lack of cooperation.

     39. Like Amendment 7, Amendment 8 also included the announcement that Defendants might seek changes to Motient's Board and management, and that they "may communicate with other stockholders concerning such matters." In fact, in Amendment 8, Defendants described their intentions as follows:

     We believe strongly in Motient's business and its prospects, but we no longer believe in Motient's current leadership. In fact, we believe that Motient is being harmed by its current management and Executive Committee to the detriment of its stockholders, including Highland, and that these fiduciary lapses should be rectified. After years of trying to work with this management team through one disagreement after another, we decided to shift our strategy to one that more forcefully seeks to rectify the inappropriateness of this Board's past actions and to prevent future actions that conflict with the best interests of Motient stockholders.

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     40. In addition to the misstatements in the 13D Amendments related to the
Roll-Up Transaction, Defendants' October 21 and October 27, 2005 amendments to
Schedule 13D ("Amendment 9" and "Amendment 10," respectively) also include a number of false and misleading statements concerning Motient's recent offer to exchange Motient's Series A (Convertible) Preferred Stock (issued in April 2005) for Series B (Convertible) Preferred Stock (the "Exchange Offer").

     41. The Exchange Offer stemmed from a decision to correct a technical defect in a certificate of designation--a defect that occurred after Dondero, on behalf of himself and his Affiliates, requested a change to the voting rights of the Series A Preferred (Convertible) Stock.

     42. More specifically, as the offering documents were being drafted for the private placement of the Series A Preferred Stock, Dondero, on behalf of himself and his Affiliates, pledged to purchase $90 million of such stock, but later requested that the voting rights of the Series A Preferred Stock be limited so that he could participate in the offering without being required to make a filing under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act").

     43. Shortly after the April 2005 Series A Preferred Stock transaction closed, Motient discovered that its efforts to accommodate Dondero's demand concerning the Series A Preferred Stock voting rights were, in fact, unnecessary, because Dondero and his Affiliates were already in violation of the HSR Act as a result of failing to make a required HSR filing in connection with Dondero's exercise in February 2005 of Motient stock options granted to Dondero in his capacity as a Motient director.

     44. After the April 2005 Series A Preferred Stock transaction closed, Motient also discovered an inadvertent technical error in the description of the restricted voting rights (specifically designed to accommodate Dondero's unnecessary request to avoid a filing under the HSR Act) contained in the Certificate of Designation filed in connection with that transaction. More specifically, the Certificate of Designation for the Series A Preferred Stock, as originally filed, mistakenly stated that the Series A Preferred Stock was only entitled to vote to approve adverse changes to the rights of the Series A Preferred Stock.

     45. On July 29, 2005, Motient's Board convened a teleconference, in which Dondero declined to participate. During that conference, the Board approved the filing of a Certificate of Corrections to accurately set forth the intended voting rights of the Series A Preferred Stock (which, as set out in such Certificate, included not only the right to vote to approve changes adverse to the rights of the Series A Preferred Stock, but also the right to vote to elect two directors in the event of certain dividend arrearages or other defaults with regard to the Series A Preferred Stock).

     46. During that same teleconference, the Board was also informed that, notwithstanding the Certificate of Corrections, the technical error in documenting the stated voting rights of the Series A Preferred Stock could create potential confusion regarding the voting rights and validity of the Series A Preferred Stock (because Motient's Certificate of Incorporation does not allow Motient to issue any class of non-voting stock). After being informed that such potential confusion could possibly prevent Motient from obtain accounting consents required to register the common stock underlying the Series A Preferred Stock, the Board also resolved on July 29, 3005 to remedy any potential uncertainty by initiating an exchange offer to allow the investors who purchased the Series A Preferred Stock to exchange, on a one-for-one basis, their Series A Preferred Stock for new shares of Series B Preferred Stock, issued pursuant to a Certificate of Designation that would confer voting rights similar to those set forth in the Certificate of Corrections for the Series A Preferred Stock.

     47. Defendants attempted to derail the Exchange Offer through a number of false and misleading statements included in the 13D Amendments. In Amendment 9, for example, Dondero, on behalf of himself and his Affiliates, falsely stated:
"the Board has not met to discuss the Exchange Offer (unless the meeting was called without the required notice and conducted without my presence). I know of no meeting where the Exchange Offer documents were reviewed or a conclusion was reached regarding the decision not to recommend to stockholders whether to tender pursuant to the Exchange Offer." In Amendment 10, Dondero again falsely stated that Motient's Board failed to duly consider the Exchange Offer before authorizing it:

          First, to my knowledge, the Company has not duly called any meetings (other than the meeting held on September 26, 2005) to substantively discuss the Exchange Offer. . . . At the meeting held on September 26,
          2005, the Board may have authorized the Exchange Offer . . . but the Board did not "carefully consider" or become "apprised of all material facts" relating to the Exchange Offer, as suggested in the proposed resolutions for tomorrow's meeting. Specifically the Board did not discuss, deliberate and "become apprised of all material facts" relating to: (i) the terms of the proposed offer; (ii) any recommendation or lack thereof to the Series A Preferred holders;
          (iii) the value of the Series B Preferred being issued or whether a fairness opinion had to be obtained; (iv) a release of insiders and outside counsel; and (v) any amendments to the Registration Rights Agreement.

     48. Such statements regarding the Board's consideration and authorization of the Exchange Offering are materially false and misleading. In fact, Motient's Board met on July 29, 2005, September 26, 2005 and October 26, 2005, and the Executive Committee of the Board met on October 6, 2005, October 7, 2005, October 11, 2005 and October 26, 2005 to discuss and approve, among other things, the Exchange Offer. Moreover, Dondero was present at the Board meetings on September 26, 2005 and October 26, 2005 and sent a representative to the July 29, 2005 meeting.

     49. In addition, Amendment 10 falsely stated that "Highland and I have also been given indications that various side deals and side letters may have been proffered to some Series A Preferred holders to encourage their exchange." Such statement is materially false and misleading. In fact, neither Motient nor anyone acting on behalf of Motient has agreed to any "side deals" with, or furnished any "side letters" to, any of Motient's Series A Preferred Stock holders in connection with the Exchange Offer.

     50. Accordingly, Dondero is improperly attempting to use the false and misleading 13D Amendments to marshal shareholder opposition to the Roll-Up Transaction (and attempted to do the same with respect to the recently concluded Exchange Offer), to obtain votes to remove Motient's other directors, and to obtain control of Motient. As such, each of the 13D Amendments violates Section 13(d) of the Exchange Act and the rules promulgated thereunder and constitutes improper, disguised proxy solicitations under Section 14(a) of the Exchange Act and the rules promulgated thereunder.

     51. Moreover, since Defendants' false and misleading 13D Amendments were filed, Motient's stock price has declined by several dollars per share. When viewing his public, objectively false and misleading statements in the context of Amendments 8 through 10, which include Dondero's announcement that he may acquire additional shares of Motient stock, it appears that Dondero intends to acquire additional shares of Motient stock at an artificially low price to further his improper, disguised proxy solicitations.

                                CAUSES OF ACTION
                                ----------------

                                    COUNT ONE

  (Violations of ss.13(d) of the Exchange Act, 15 U.S.C. ss. 78m(d), and Rules
   13d-1 and 13d-2 Promulgated Thereunder - False and Misleading Statements in
                           Defendants' 13D Amendments)

                   Against Dondero and the Dondero Affiliates

     52. Motient repeats and realleges paragraphs 1 through 51 as if set forth herein.

     53. The purpose of Section 13(d) of the Exchange Act is to permit companies, their stockholders, and the investing public to (i) be aware of accumulations of blocks of stock in excess of five percent of the outstanding shares of any equity security, (ii) ascertain the background of, and other pertinent information relating to, the holders of such blocks, and (iii) learn the plans and intentions of the holders of such blocks with respect to the particular issuer in question, all with a view toward enabling shareholders and the public to make informed investment decisions based upon full disclosure of all relevant truthful and material information concerning issuers and those in a position to assert control over them.

     54. Section 13(d)(1) of the Exchange Act and Rule 13d-1, 17 C.F.R. ss. 240.13d-1, promulgated thereunder require that the beneficial owner of more than five percent of an issuer's registered equity securities, file, within ten days after acquiring its securities, a disclosure of certain information utilizing a form Schedule 13D promulgated by the SEC, including, among other things, the background and identity of all persons by whom or on whose behalf the purchases are being made, the purpose or purposes of their acquisition of the issuer's stock, their plans with respect to the issuer, and all contracts, arrangements, understandings or relationships with respect to the securities of the issuer. Based on Defendants' 13D Amendments, each of the Defendants is a member of a group, pursuant to Section 13(d)(3) and Rule 13d-3, 17 C.F.R. ss. 240.13d-3, promulgated thereunder, that is the beneficial owner of more than five percent of Motient's registered equity securities.

     55. Under Section 13(d)(2) of the Exchange Act and Rule 13d-2, 17 C.F.R. ss. 240.13d-2, promulgated thereunder, if any material change occurs in the facts set forth in the statements to the issuer and the exchange, and in the statement filed with the SEC, a Section 13(d) filer shall promptly file an amendment to the Schedule 13D. As in the original Section 13(d) filing, all amendments to Schedule 13D must disclose all relevant truthful and material information, and likewise must not contain any omissions and misstatements of material fact.

     56. Motient's common stock is registered pursuant to Section 12(g) of the Exchange Act, 15 U.S.C. ss. 781, and therefore constitutes an "equity security" for the purposes of Section 13 of the Exchange Act.

     57. As reported in Motient's SEC Form S-1 filed November 3, 2005, as of October 27, 2005, there were 62,527,413 shares of Motient common stock outstanding and registered pursuant to Section 12(g) of the Exchange Act.

     58. In connection with Defendants' 13D Amendments, Defendants have intentionally, willfully, negligently and/or with reckless disregard for the truth failed to make required disclosures in a timely manner or at all, made numerous statements which, at the time and in the light of the circumstances under which they were made, were false or misleading with respect to material facts, or which omitted to state material facts necessary in order to both make the statements therein not false or misleading, and failed to correct statements made in earlier communications which have become false or misleading.

     59. Motient and its shareholders generally have suffered and, unless Defendants are enjoined from continuing this unlawful course of conduct, will continue to suffer irreparable injury, for which there is no adequate remedy at law. The injury to Motient and its shareholders outweighs any injury that Defendants might suffer as a result of the preliminary and permanent injunctions requested in this Complaint. Further, the preliminary and permanent injunctions sought by Motient will serve the public interest by preventing Defendants from violating the federal securities laws and regulations.

     60. Accordingly, Motient seeks, inter alia, a declaration that Defendants were and continue to be in violation of Section 13(d) of the Exchange Act and Rules 13d-1 and 13d-2 promulgated thereunder, as well as injunctive and other relief as set forth herein.

                                   COUNT TWO

   (Violation of ss.14(a) of the Exchange Act, 15 U.S.C. ss. 78n(a), and Rule
      14a-3 Promulgated Thereunder - Solicitation of Votes for a Change in
                         Motient's Board and Management)

                                 Against Dondero

     61. Motient repeats and realleges paragraphs 1 through 60 as if set forth herein.

     62. The 13D Amendments constitute solicitations for shareholder votes for a change in Motient's Board and management subject to Regulation 14A, 17 C.F.R. ss. 240.14a-1, et seq.

     63. Prior to making these solicitations, Dondero failed to provide Motient's shareholders with any of the disclosures required by Rule 14a-3, 17 C.F.R. ss. 240.14a-3, including a preliminary or definitive written proxy statement. These actions constitute a violation of Section 14(a) of the Exchange Act, 15 U.S.C. ss. 78n(a).

     64. Motient and its shareholders generally have suffered and, unless Dondero is enjoined from continuing to make solicitations in violation of Rule 14a-3, will continue to suffer irreparable injury, for which there is no adequate remedy at law. Motient and its shareholders will forever be deprived of their right to make a fully informed decision based on accurate information with respect to the appointment of Motient's Board and management. The injury to Motient outweighs any injury that Dondero might suffer as a result of the preliminary and permanent injunctions requested in this Complaint. Further, the preliminary and permanent injunctions sought by Motient will serve the public interest by preventing Dondero from violating the federal securities laws and regulations.

                                  COUNT THREE

   (Violation of ss.14(a) of the Exchange Act, 15 U.S.C. ss. 78n(a), and Rule
      14a-6 Promulgated Thereunder - Solicitation of Votes for a Change in
                         Motient's Board and Management)

                                 Against Dondero

     65. Motient repeats and realleges paragraphs 1 through 64 as if set forth herein.

     66. The 13D Amendments constitute solicitations for shareholder votes for a change in Motient's Board and management subject to Regulation 14A, 17 C.F.R. ss. 240.14a-1, et seq.

     67. Prior to making these solicitations, Dondero failed to provide the SEC with copies of a preliminary proxy statement in violation of Rule 14a-6, 17 C.F.R. ss. 240.14a-6. These actions constitute a violation of Section 14(a) of the Exchange Act, 15 U.S.C. ss. 78n(a).

     68. Motient and its shareholders generally have suffered and, unless Dondero is enjoined from continuing to make solicitations in violation of Rule 14a-6, will continue to suffer irreparable injury, for which there is no adequate remedy at law. Motient and its shareholders will forever be deprived of their right to make a fully informed decision based on accurate information with respect to the appointment of Motient's Board and management. The injury to Motient outweighs any injury that Dondero might suffer as a result of the preliminary and permanent injunctions requested in this Complaint. Further, the preliminary and permanent injunctions sought by Motient will serve the public interest by preventing Dondero from violating the federal securities laws and regulations.

                                   COUNT FOUR

   (Violation of ss.14(a) of the Exchange Act, 15 U.S.C. ss. 78n(a), and Rule
      14a-9 Promulgated Thereunder - Solicitation of Votes for a Change in
                         Motient's Board and Management)

                                 Against Dondero

     69. Motient repeats and realleges paragraphs 1 through 68 as if set forth herein.

     70. The 13D Amendments constitute solicitations for shareholder votes for a change in Motient's Board and management subject to Regulation 14A, 17 C.F.R. ss. 240.14a-1, et seq.

     71. Dondero's 13D Amendments contain statements which, at the time and in the light of circumstances under which they were made, were false or misleading with respect to several material facts.

     72. The 13D Amendments include, inter alia, material which directly and indirectly impugns character, integrity or personal reputation and makes charges concerning improper, illegal or immoral conduct or associations, without factual foundation.

     73. These misstatements are material and there is a substantial likelihood that a reasonable shareholder would consider the misstatements important in deciding how to vote.

     74. Dondero made these false and misleading statements intentionally, willfully, negligently and with reckless disregard for the truth.

     75. Issuance of the 13D Amendments constitutes a violation of Section 14(a) of the Exchange Act, 15 U.S.C. ss. 78n(a), and Rule 14a-9, 17 C.F.R. ss. 240.14a-9.

     76. The issuance of the 13D Amendments has caused injury to Motient and its shareholders.

     77. Motient and its shareholders generally have suffered and, unless Dondero is enjoined from continuing to make solicitations in violation of Rule 14a-9, will continue to suffer irreparable injury, for which there is no adequate remedy at law. Motient and its shareholders will forever be deprived of their right to make a fully informed decision based on accurate information with respect to the appointment of Motient's Board and management. The injury to Motient and its shareholders outweighs any injury that Dondero might suffer as a result of the preliminary and permanent injunctions requested in this Complaint. Further, the preliminary and permanent injunctions sought by Motient will also serve the public interest by preventing Dondero from violating the federal securities laws and regulations.

                                   COUNT FIVE

   (Violation of ss.14(a) of the Exchange Act, 15 U.S.C. ss. 78n(a), and Rule
    14a-3 Promulgated Thereunder - Solicitation of Votes Against the Roll-Up
                                  Transaction)

                                 Against Dondero

     78. Motient repeats and realleges paragraphs 1 through 77 as if set forth herein.

     79. The 13D Amendments constitute solicitations for shareholder votes against the Roll-Up Transaction subject to Regulation 14A, 17 C.F.R. ss. 240.14a-1, et seq.

     80. Prior to making these solicitations, Dondero failed to provide Motient's shareholders with any of the disclosures required by Rule 14a-3, 17 C.F.R. ss. 240.14a-3, including a preliminary or definitive written proxy statement. These actions constitute a violation of Section 14(a) of the Exchange Act, 15 U.S.C. ss. 78n(a).

     81. Motient and its shareholders generally have suffered and, unless Dondero is enjoined from continuing to make solicitations in violation of Rule 14a-3, will continue to suffer irreparable injury, for which there is no adequate remedy at law. Motient and its shareholders will forever be deprived of their right to make a fully informed decision based on accurate information with respect to the Roll-Up Transaction. The injury to Motient and its shareholders outweighs any injury that Dondero might suffer as a result of the preliminary and permanent injunctions requested in this Complaint. Further, the preliminary and permanent injunctions sought by Motient will serve the public interest by preventing Dondero from violating the federal securities laws and regulations.

                                   COUNT SIX

   (Violation of ss.14(a) of the Exchange Act, 15 U.S.C. ss. 78n(a), and Rule
    14a-6 Promulgated Thereunder - Solicitation of Votes Against the Roll-Up
                                  Transaction)

                                 Against Dondero

     82. Motient repeats and realleges paragraphs 1 through 81 as if set forth herein.

     83. The 13D Amendments constitute solicitations for shareholder votes against the Roll-Up Transaction subject to Regulation 14A, 17 C.F.R. ss. 240.14a-1, et seq.

     84. Prior to making these solicitations, Dondero failed to provide the SEC with copies of a preliminary proxy statement in violation of Rule 14a-6, 17 C.F.R. ss. 240.14a-6. These actions constitute a violation of Section 14(a) of the Exchange Act, 15 U.S.C. ss. 78n(a).

     85. Motient and its shareholders generally have suffered and, unless Dondero is enjoined from continuing to make solicitations in violation of Rule 14a-6, will continue to suffer irreparable injury, for which there is no adequate remedy at law. Motient and its shareholders will forever be deprived of their right to make a fully informed decision based on accurate information with respect to the Roll-Up Transaction. The injury to Motient and its shareholders outweighs any injury that Dondero might suffer as a result of the preliminary and permanent injunctions requested in this Complaint. Further, the preliminary and permanent injunctions sought by Motient will serve the public interest by preventing Dondero from violating the federal securities laws and regulations.

                                   COUNT SEVEN

   (Violation of ss.14(a) of the Exchange Act, 15 U.S.C. ss. 78n(a), and Rule
    14a-9 Promulgated Thereunder - Solicitation of Votes Against the Roll-Up
                                  Transaction)

                                 Against Dondero

     86. Motient repeats and realleges paragraphs 1 through 85 as if set forth herein.

     87. The 13D Amendments constitute solicitations for shareholders votes against the Roll-Up Transaction subject to Regulation 14A, 17 C.F.R. ss. 240.14a-1, et seq.

     88. Dondero's 13D Amendments contain statements which, at the time and in the light of circumstances under which they were made, were false or misleading with respect to several material facts, as outlined in detail above.

     89. These misstatements are material and there is a substantial likelihood that a reasonable shareholder would consider the misstatements important in deciding how to vote.

     90. Dondero made these false and misleading statements intentionally, willfully, negligently and with reckless disregard for the truth.

     91. Issuance of the 13D Amendments constitutes a violation of Section 14(a) of the Exchange Act, 15 U.S.C. ss. 78n(a), and Rule 14a-9, 17 C.F.R. ss. 240.14a-9.

     92. The issuance of the 13D Amendments has caused injury to Motient and its shareholders.

     93. Motient and its shareholders generally have suffered and, unless Dondero is enjoined from continuing to make solicitations in violation of Rule 14a-9, will continue to suffer irreparable injury, for which there is no adequate remedy at law. Motient and its shareholders will forever be deprived of their right to make a fully informed decision based on accurate information with respect to the Roll-Up Transaction. The injury to Motient outweighs any injury that Dondero might suffer as a result of the preliminary and permanent injunctions requested in this Complaint. Further, the preliminary and permanent injunctions sought by Motient will serve the public interest by preventing Dondero from violating the federal securities laws and regulations.

     94. Alternatively, Motient and its shareholders have suffered monetary damages as a result of Dondero's actions. Dondero's materially false and misleading statements resulted in a drop of Motient's stock price. Dondero's misrepresentations also may have resulted in lost business opportunities.

                          RULE 7.1 DISCLOSURE STATEMENT
                          -----------------------------

     95. Pursuant to Federal Rule of Civil Procedure 7.1, Motient hereby discloses that it has no parent corporation and that no publicly held corporation owns 10% or more of its stock.

                             REQUEST FOR JURY TRIAL
                             ----------------------

     96. Motient requests a trial by jury on the issues in this case.

                                     PRAYER
                                     ------

        WHEREFORE, Motient respectfully requests that the Court enter judgment
(i) declaring that (a) Defendants have violated and continue to violate Sections 13(d) of the Exchange Act and Rules 13d-1 and 13d-2 promulgated thereunder, and
(b) Dondero has violated and continues to violate 14(a) of the Exchange Act and Rules 14a-3, 14a-6, and 14a-9 promulgated thereunder; (ii) ordering Defendants to immediately make disclosures to correct the false and misleading statements in the 13D Amendments; (iii) preliminarily and permanently enjoining Defendants (and their agents and employees and all other persons under their supervision or control or otherwise acting in concert with them) from (a) issuing further statements concerning, inter alia, (1) Motient's Board of Directors and management, and (2) the Roll-Up Transaction, prior to making the accurate and complete amendments and disclosures required by Sections 13(d) of the Exchange Act and Rules 13d-1 and 13d-2 promulgated thereunder and/or 14(a) of the Exchange Act and Rules 14a-3, 14a-6, and 14a-9 promulgated thereunder, and the Court finds that such amendments and disclosures are true and complete in all materials respects; and (b) soliciting consents or proxies from the Company's shareholders until a reasonable period of time after Defendants have filed the accurate and complete amendments and disclosures required by Sections

13(d) of the Exchange Act and Rules 13d-1 and 13d-2 promulgated thereunder and/or 14(a) of the Exchange Act and Rules 14a-3, 14a-6, and 14a-9 promulgated thereunder, and the Court finds that such amendments and disclosures are true and complete in all materials respects; (iv) preliminarily and permanently enjoining Defendants from acquiring additional shares or selling shares of Motient stock until a reasonable period of time after they have filed the accurate and complete amendments and disclosures required by Sections 13(d) of the Exchange Act and Rules 13d-1 and 13d-2 promulgated thereunder and/or 14(a) of the Exchange Act and Rules 14a-3, 14a-6, and 14a-9 promulgated thereunder, and the Court finds that such amendments and disclosures are true and complete in all materials respects; (v) declaring that Defendants are not entitled to the reimbursement by Motient of expenses that Defendants incur in connection with this contest for corporate control; (vi) awarding Motient actual and compensatory damages in connection with this action in an amount to be determined at trial; (vii) awarding Motient its attorney's fees, costs, and expenses incurred in connection with this action; (viii) awarding Motient pre-judgment and post-judgment interest; and (ix) awarding Motient all other relief that the Court deems appropriate.

Dated: November 14, 2005.

                                            Respectfully submitted,

                                            /s/ T. Ray Guy
                                            ------------------------------------
                                            T. Ray Guy
                                            State Bar No. 08648500
                                            Robert R. Summerhays
                                            State Bar No. 00791759
                                            Nicole S. Gambrell
                                            State Bar No. 24012670
                                            Paige Holden Montgomery
                                            State Bar No. 24037131

                                            WEIL, GOTSHAL & MANGES LLP
                                            200 Crescent Court, Suite 300
                                            Dallas, Texas  75201-7830
                                            Telephone:  (214) 746-7700
                                            Facsimile:  (214) 746-7777

                                            ATTORNEYS FOR PLAINTIFF
                                            MOTIENT CORPORATION

OF COUNSEL:

Richard W. Slack
Ashley R. Altschuler
Weil, Gotshal & Manges LLP
767 Fifth Avenue
New York, New York 10153
(212) 310-8000